Exhibit 1.1

SunTrust Banks, Inc.

500,000 Depositary Shares

Each Representing a 1/100th Interest in a Share of

Fixed-to-Floating Rate Perpetual Preferred Stock, Series F

Underwriting Agreement

November 4, 2014

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

SunTrust Robinson Humphrey, Inc.

as Representatives of the several

Underwriters named in Schedule I,

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

SunTrust Banks, Inc., a Georgia corporation (the “Company”), proposes, subject to the terms and conditions stated in this underwriting agreement (the “Agreement”), to issue and sell to you, the Underwriters named in Schedule I hereto (the “Underwriters”) for whom SunTrust Robinson Humphrey, Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC shall act as representatives (the “Representatives”), an aggregate of 500,000 depositary shares (the “Depositary Shares”), each representing a 1/100th interest in a share of the Company’s Perpetual Preferred Stock, Series F (the “Preferred Shares” and, together with the Depositary Shares, the “Shares”). The Preferred Shares, when issued, will be deposited against delivery of depositary receipts (the “Depositary Receipts”), which will evidence the Shares and will be issued by U.S. Bank National Association, as depositary (the “Depositary”) under a deposit agreement (the “Deposit Agreement”) among the Company, the Depositary and the holders from time to time of the Depositary Shares issued hereunder. The terms of the Preferred Stock will be set forth in the Articles of Amendment to the Restated Articles of Incorporation of the Company (the “Articles of Amendment”) to be filed by the Company with the Secretary of State of the State of Georgia.

1. Representations and Warranties. The Company represents and warrants to, and agrees with the Underwriters as follows:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3ASR (File No. 333-183516) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; pursuant to the Act, such registration statement, and any post-effective amendment thereto, became effective on filing; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued, no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Trustee’s Statement of Eligibility on Form T-1, and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 4:15 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto (if any) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date and at each Time of Delivery as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (and in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f) This Agreement has been duly authorized, executed and delivered by the Company;

(g) The Articles of Amendment have been duly authorized by the Company. The Articles of Amendment set forth the rights, preferences and priorities of the Preferred Shares, and the holders of the Preferred Shares will have the rights set forth in the Articles of Amendment;

(h) The Deposit Agreement has been duly authorized and, when executed and delivered by the Company and the Depositary, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and such Deposit Agreement will conform in all material respects to the description thereof in the Registration Statement, the Pricing Prospectus and the Prospectus;

(i) Neither the Company nor any of its “significant subsidiaries” (as such term is used in Rule 1-02(w) of Regulation S-X under the Act; each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock of the Company or any of its Significant Subsidiaries (other than (i) repurchases of common stock of the Company in an aggregate amount that is less than 1% of the number of outstanding shares of common stock on the date hereof and (ii) issuances or other transfers of capital stock in the ordinary course of business pursuant to the Company’s employee benefit plans), any material increase in the long-term debt of the Company and its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus; SunTrust Bank is a Significant Subsidiary, and no other subsidiary of the Company is a Significant Subsidiary.

(j) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia, is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such failures to be so qualified or in good standing that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(k) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(l) The Preferred Shares have been duly and validly authorized, and, when issued and delivered pursuant to this Agreement and the Deposit Agreement, will be duly and validly issued and fully paid and non-assessable and conform or will conform, in all material respects, to the description of the Preferred Shares contained in the Registration Statement, the Pricing Prospectus, the Prospectus and the Articles of Amendment; the Depositary Shares have been duly authorized by the Company, and, when the Depositary Shares have been issued and delivered against payment therefor and the Depositary Receipts have been duly executed and delivered by the Depositary, in accordance with this Agreement and the Deposit Agreement, the Depositary Shares will be validly issued and the holders of the Depositary Shares will be entitled to the benefits of the Deposit Agreement and the Depositary Receipts; and the Depositary Shares will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus;

(m) The issuance and sale of the Shares, the compliance by the Company with all of the provisions of the Shares, this Agreement and the Deposit Agreement and the Articles of Amendment and the consummation of the transactions herein and therein contemplated by the Company will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated hereby, (ii) result in any violation of the provisions of the Restated Articles of Incorporation, as amended, or By-laws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(n) Neither the Company nor any of its Significant Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(o) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Series F Preferred Stock” and “Description of the Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Preferred Shares and the Depositary Shares, respectively, under the caption “Regulatory Considerations”, insofar as they describe federal statutes, rules and regulations, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects; the statements set forth in the Pricing Prospectus and the Prospectus under the caption “United States Federal Tax Consequences to Holders of Depositary Shares” and “Employee Retirement Income Security Act,” insofar as they purport to constitute a summary of matters of U.S. federal income tax law or the Employee Retirement Income Security Act of 1974, as amended, and regulations or legal conclusions with respect thereto, constitute an accurate summary of the matters set forth therein in all material respects;

(p) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the subsidiaries of the Company is a party or of which any property of the Company or any of the subsidiaries of the Company is the subject which is reasonably likely to be adversely determined against the Company or any of the subsidiaries of the Company and, if determined adversely to the Company or any of the subsidiaries of the Company, would individually or in the aggregate have a Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated hereby; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(q) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(s) Each of the Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted, except where the failure to possess or obtain the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(t) Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder. Ernst & Young LLP has audited the Company’s internal control over financial reporting;

(u) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(v) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, except such changes as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(w) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(x) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee of the Company or any of its affiliates or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation material to the Company by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA;

(y) To the Company’s knowledge, the operations of the Company and its subsidiaries are currently in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all United States jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in the United States (collectively, the “Money Laundering Laws”), except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(z) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee of the Company or any of its affiliates or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

(aa) The Company and its Significant Subsidiaries have filed all foreign, and U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to result in a Material Adverse Effect.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters named in Schedule I the Depositary Shares specified on Schedule II, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price to the Underwriters of $990.00 per Depositary Share, the number of Depositary Shares set forth opposite the name of such Underwriter in Schedule I hereto.

3. Offering by Underwriters. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4. Delivery and Payment. Delivery of and payment for the Depositary Shares shall be made at the office, on the date and at the time specified in Schedule II (such time and date are herein called the “Time of Delivery”), which date and time may be postponed by agreement between the Underwriters and the Company. The Depositary Shares to be purchased by each Underwriter hereunder will be represented by one or more global certificates representing the Depositary Shares that will be deposited with The Depository Trust Company (“DTC”) or its designated custodian. Delivery of the Depositary Shares shall be made by causing DTC to credit the Depositary Shares to the account of Goldman, Sachs & Co. at DTC, for the respective accounts of the several Underwriters at DTC, against payment by the several Underwriters through Goldman, Sachs & Co. of the purchase price thereof to or upon the order of the Company by wire transfer of federal (same-day) funds.

The Company agrees to have a facsimile copy of the certificates representing the applicable Shares available for checking in New York, New York at the Closing Location specified in Schedule II, on the business day prior to each Time of Delivery.

5. Agreements. The Company agrees with the several Underwriters as follows:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the last Time of Delivery that shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Shares, in a form set forth in Schedule III hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering and sale of the Shares; to advise you, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation where it is not now so qualified or to file a general consent to service of process in any jurisdiction where it is not now so subject;

(d) Prior to noon, New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to its securityholders and to the Underwriters as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) of the Company and its subsidiaries complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 under the Act);

(f) During the period beginning from the date hereof, and continuing to and including the date 30 days after the date hereof or such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities without your prior written consent;

(g) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds.”

6. Free Writing Prospectuses.

(a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) Each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets substantially in the form of Schedule III hereto, or communications via Bloomberg relating to the Shares that are customarily made by underwriters in connection with offerings of these securities containing customary information and conveyed to purchasers of the Depositary Shares, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed; and

(iii) Any such free writing prospectus the use of which requires consent under clauses (i) and (ii) above and has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. Expenses. The Company covenants and agrees with the several Underwriters that it will pay all expenses incident to the performance of each of its obligations under this

Agreement, and will pay or cause to be paid the following: (i) the fees, disbursements and expenses of its counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (provided, however, that the aggregate fees and disbursements of counsel in connection with this subsection (iii) and subsection (v) below shall not exceed $30,000 without the prior written consent of the Company, which consent will not be unreasonably withheld); (iv) the fees charged by securities rating services for rating the Shares; (v) filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry National Regulatory Authority, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or paying agent; and (viii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, the cost of preparing and distributing any term sheet prepared by any Underwriter, and any advertising expenses connected with any offers they may make.

8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Shares to be delivered at each Time of Delivery shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time, the date hereof and such Time of Delivery, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) The Underwriters shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the date of such Time of Delivery, with respect to such matters as the Underwriters may reasonably require; Sullivan & Cromwell LLP may rely as to matters governed by Georgia Law, upon the opinions of King & Spalding LLP delivered pursuant to Section 6(d);

(c) The General Counsel of the Company shall have furnished to you his written opinion, dated the date of such Time of Delivery, in substantially the form of Annex I(a) hereto;

(d) King & Spalding LLP, counsel for the Company, shall have furnished to you their written opinion, dated the date of such Time of Delivery, in substantially the form of Annex I(b) hereto;

(e) At the Applicable Time and at such Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(a) hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement, and as of such Time of Delivery is attached as Annex II(b) hereto);

(f) (i) Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Pricing Disclosure Package or the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance, outlook, watch or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Georgia authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Pricing Disclosure Package or the Prospectus;

(i) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(j) The Company shall have filed the Articles of Amendment with the Secretary of State of the State of Georgia prior to the First Time of Delivery; and

(k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

9. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its affiliates and selling agents and each person, if any, who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and partners of each Underwriter, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration

Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the Company’s directors, officers and employees, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company, as appropriate, in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company on the one hand and the Underwriters on the other agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Depositary Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. Underwriter Default.

(a) If any Underwriter shall default in its obligation to purchase the Depositary Shares that it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Depositary Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Depositary Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Depositary Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Depositary Shares, or the Company notifies you that it has so arranged for the purchase of such Depositary Shares, you or the Company shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus that in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Depositary Shares.

(b) If, after giving effect to any arrangements for the purchase of the Depositary Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Depositary Shares that remains unpurchased does not exceed one-eleventh of the aggregate number of all the Depositary Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Depositary Shares that such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Depositary Shares that such Underwriter agreed to purchase hereunder) of the Depositary Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Depositary Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Depositary Shares that remains unpurchased exceeds one-eleventh of the aggregate number of all Depositary Shares, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Depositary Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. Expenses on Termination. If for any reason the Shares are not delivered by or on behalf of the Company as provided herein other than because of a termination of this Agreement pursuant to Section 10, the Company will reimburse the Underwriters through you for all reasonable out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Shares, except as provided in Sections 7 and 9 hereof.

12. Time of the Essence; Business Day. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of the controlling persons referred to in Section 9(e) hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

14. Arm’s-Length Terms. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent, fiduciary or advisor of the Company (and the Company agrees that it will not claim that the Underwriters owe, or any of them owes, a fiduciary or similar duty to the Company in connection therewith), and (iii) the Company has consulted its own legal and financial advisors to the extent they deemed appropriate.

15. Prior Agreements and Understandings. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, and administrators, and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

18. Waiver of Trial by Jury. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts; Notices. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

All notices hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by mail, telex or facsimile transmission to the address of Goldman, Sachs & Co., as set forth in Schedule II; and if to the Company shall be sufficient in all respects if delivered or sent by mail, telex or facsimile transmission to its address set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Underwriters upon request.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20. Action by Underwriters. Any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters. In all dealings under this Agreement, the Representatives shall act on behalf of each of the Underwriters and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us four counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

SUNTRUST BANKS, INC.

By:	/s/ Paul Burdiss
Name:	Paul Burdiss
Title:	Senior Vice President & Treasurer

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:	/s/ Daniel Young
Name:	Daniel Young
Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ J. David Stephenson
Name:	J. David Stephenson
Title:	Director

as Representatives of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Depositary Shares to be Purchased
Goldman, Sachs & Co.	141,664
Morgan Stanley & Co. LLC	141,664
SunTrust Robinson Humphrey, Inc.	141,664
Citigroup Global Markets Inc.	18,752
J.P. Morgan Securities LLC	18,752
RBC Capital Markets, LLC	18,752
UBS Securities LLC	18,752

Total	500,000

S-I-1

SCHEDULE II

Issuer:	SunTrust Banks, Inc. (“SunTrust”)

Title of Security:	Depositary Shares, each representing a 1/100th interest in a share of Perpetual Preferred Stock, Series F

Number of Depositary Shares:	500,000 Depositary Shares (representing an aggregate of 5,000 shares of Perpetual Preferred Stock, Series F)

Aggregate Liquidation Preference:	$100,000 per share of Perpetual Preferred Stock, Series F, equivalent to $1,000 per Depositary Share

Dividend Rate:	From November 7, 2014 to, but excluding, December 15, 2019, at a rate of 5.625% per annum, and from and including December 15, 2019 until the redemption date (if any) at a floating rate equal to three-month LIBOR plus a spread of 3.86% per annum.

Dividend Payment Dates:	The 15th day of June and December each year, commencing June 15, 2015 and ending December 15, 2019 and, from and including December 15, 2019, the 15th day of March, June, September and December each year, beginning March 15, 2020.

Non-Cumulative Dividends:	Dividends will not be cumulative and SunTrust will have no obligation to pay any undeclared and unpaid dividends.

Redemption:	(i) On any Dividend Payment Date occurring on or after December 15, 2019, in whole or in part, at $1,000 per depositary share, plus any declared and unpaid dividends, and (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the prospectus supplement), at a redemption price of $1,000 per depositary share, plus any declared and unpaid dividends.

Voting Rights:	None, except with respect to certain material and adverse changes in the terms of the Perpetual Preferred Stock, Series F, the creation of shares ranking senior to the Perpetual Preferred Stock, Series F, in the case of certain dividend non-payments, and as may otherwise be required by law.

Trade Date:	November 4, 2014

S-II-1

First Time of Delivery:	November 7, 2014, 10:00 a.m.

Location of Closing:	Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004

Address for Notices:	Goldman, Sachs & Co. 200 West Street New York, NY 10282 Attention: Prospectus Department Phone: (866) 471-2526 Facsimile: (212) 902-9316 Email: prospectus-ny@ny.email.gs.com

Initial Offering Price to the Public:	$1,000 per Depositary Share

Purchase Price by Underwriters:	$990 per Depositary Share

Net Proceeds (before expenses) to the Issuer:	$495,000,000

CUSIP/ISIN:	867914 BJ1 / US867914BJ13

Joint Book-Runners:	Goldman, Sachs & Co. Morgan Stanley & Co. LLC SunTrust Robinson Humphrey, Inc.

Co-Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC RBC Capital Markets, LLC UBS Securities LLC

(a)	Free Writing Prospectuses listed pursuant to Section 6(a)(iii)

(i) Final Term Sheet, dated November 4, 2014, prepared and filed pursuant to Section 5(a)

(b)	Additional Documents Incorporated by Reference: None

S-II-2

SCHEDULE III

Final Term Sheet

Issuer:	SunTrust Banks, Inc. (“SunTrust”)

Title of Security:	Depositary Shares, each representing a 1/100th interest in a share of Perpetual Preferred Stock, Series F

Number of Depositary Shares:	500,000 Depositary Shares (representing an aggregate of 5,000 shares of Perpetual Preferred Stock, Series F)

Aggregate Liquidation Preference:	$100,000 per share of Perpetual Preferred Stock, Series F, equivalent to $1,000 per Depositary Share

Dividend Rate:	From November 7, 2014 to, but excluding, December 15, 2019, at a rate of 5.625% per annum, and from and including December 15, 2019 until the redemption date (if any) at a floating rate equal to three-month LIBOR plus a spread of 3.86% per annum.

Dividend Payment Dates:	The 15th day of June and December each year, commencing June 15, 2015 and ending December 15, 2019 and, from and including December 15, 2019, the 15th day of March, June, September and December each year, beginning March 15, 2020.

Non-Cumulative Dividends:	Dividends will not be cumulative and SunTrust will have no obligation to pay any undeclared and unpaid dividends.

Redemption:	(i) On any Dividend Payment Date occurring on or after December 15, 2019, in whole or in part, at $1,000 per depositary share, plus any declared and unpaid dividends, and (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the prospectus supplement), at a redemption price of $1,000 per depositary share, plus any declared and unpaid dividends.

Voting Rights:	None, except with respect to certain material and adverse changes in the terms of the Perpetual Preferred Stock, Series F, the creation of shares ranking senior to the Perpetual Preferred Stock, Series F, in the case of certain dividend non-payments, and as may otherwise be required by law.

S-III-1

Trade Date:	November 4, 2014

Expected Settlement Date:	T+3; November 7, 2014

Initial Offering Price to the Public:	$1,000 per Depositary Share

Purchase Price by Underwriters:	$990 per Depositary Share

Net Proceeds (before expenses) to the Issuer:	$495,000,000

CUSIP/ISIN:	867914 BJ1 / US867914BJ13

Joint Book-Runners:	Goldman, Sachs & Co. Morgan Stanley & Co. LLC SunTrust Robinson Humphrey, Inc.

Co-Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC RBC Capital Markets, LLC UBS Securities LLC

The Depositary Shares are not deposits or obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency or instrumentality.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter will arrange to send you the prospectus if you request it by contacting Goldman, Sachs & Co. at Prospectus Department, 200 West Street, New York, NY 10282, telephone: (866) 471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com, Morgan Stanley & Co. LLC at 1-866-718-1649 and SunTrust Robinson Humphrey, Inc. at 1-800-685-4786.

S-III-2

ANNEX I(a)

[SunTrust Banks, Inc. Letterhead]

November 7, 2014

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

SunTrust Robinson Humphrey, Inc.

as Representatives of the several

Underwriters named in Schedule I,

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Re: SunTrust Banks, Inc. $500,000,000 Perpetual Preferred Stock, Series F

Ladies and Gentlemen:

I have acted as counsel for SunTrust Banks, Inc., a Georgia corporation (“SunTrust”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder of 5,000 shares of the Company’s Perpetual Preferred Stock, Series F (the “Preferred Shares”), which are represented by 500,000 depositary shares (the “Depositary Shares” and together, with the Preferred Shares, the “Shares”). The Depositary Shares are to be issued pursuant to the Deposit Agreement dated November 7, 2014 (the “Deposit Agreement”) among the Company, U.S. Bank National Association, as Depositary, and the holders from time to time of the depositary receipts issued thereunder. This opinion is being rendered at the Company’s request pursuant to Section 8(c) of the Underwriting Agreement dated November 4, 2014 (the “Underwriting Agreement”) among the Company and the Representatives of the several underwriters. Unless the context otherwise requires, capitalized terms used in this opinion and not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

In my capacity as such counsel, I have reviewed (i) copies of the registration statement on Form S-3 (Registration No. 333-183516) (the “Registration Statement”), filed by the Company with the Commission under the Securities Act, as it became effective under the Securities Act, including the prospectus included therein (the “Base Prospectus”), (ii) the preliminary prospectus supplement dated November 4, 2014 filed pursuant to Rule 424(b) promulgated under the Securities Act (together with the Base Prospectus, the “Preliminary Prospectus”) (iii) the prospectus supplement dated November 4, 2014 filed pursuant to Rule 424(b) promulgated under the Securities Act (together with the Base Prospectus, the “Prospectus”) and (iv) the final term sheet dated November 4, 2014 filed pursuant to Rule 433 promulgated under the Securities Act (the “Final Term Sheet” and together with the Preliminary Prospectus, the “Pricing Disclosure Package”). For the avoidance of doubt, any reference to the Registration Statement, the Preliminary Prospectus or the Prospectus includes all documents incorporated by reference therein.

In so acting, I have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as I have deemed necessary or appropriate to enable me to render the opinion set forth below. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies and, as to certificates of public officials, I have assumed the same have been properly given and to be accurate.

I have also relied, as to various matters of fact material to this opinion, without independent verification, upon certificates of public officials and officers of SunTrust and its subsidiaries. Whenever my opinion with respect to any matter is stated to be based upon my knowledge or to be given “to my knowledge” or as “known by me,” such qualifications shall signify that no information has come to my attention that would give me actual current awareness of the existence or absence of the matter in question, after reasonable inquiry.

Based on the foregoing, I am of the opinion that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, with power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus;

(ii) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(iv) SunTrust Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia; and except as set forth in the Pricing Disclosure Package and the Prospectus, all of the issued shares of capital stock of SunTrust Bank are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(v) To my knowledge and other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which is reasonably likely to be adversely determined against the Company or any of its subsidiaries and, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future general affairs, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

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(vi) The execution and delivery of the Underwriting Agreement, the issuance and sale of the Shares and the compliance by the Company with all of the provisions of the Shares and the Deposit Agreement and the Underwriting Agreement and the Articles of Amendment and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or SunTrust Bank is a party or by which the Company or SunTrust Bank is bound or to which any of the property or assets of the Company or SunTrust Bank is subject, nor will such actions result in any violation of the provisions of the Restated Articles of Incorporation, as amended, or By-laws of the Company or the organizational documents of SunTrust Bank or any statute or any order, rule or regulation known to me of any court or governmental agency or body having jurisdiction over the Company, SunTrust Bank or any of their properties;

(vii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by the Underwriting Agreement or the Deposit Agreement, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(viii) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act;

(ix) The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to the applicable Time of Delivery (other than the financial statements and related schedules and other financial information contained therein and any Form T-1 Statements of Eligibility and Qualification filed as exhibits to the Registration Statement, as to which I express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and

(x) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the applicable Time of Delivery (other than the financial statements and related schedules and other financial information contained therein, as to which I express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

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In addition, although I will not pass upon and will not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, I have no reason to believe that:

(i) any part of the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(ii) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or;

(iv) any amendment to the Registration Statement is required to be filed or that there are any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Pricing Disclosure Package or the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required;

except that, with respect to clauses (i), (ii), (iii) and (iv) above, I do not express a belief with respect to the financial statements and related schedules and other financial information contained therein, and with respect to clause (i) above, I do not express a belief with respect to the Statement of Eligibility on Form T-1.

No opinion is expressed herein as to any laws other than the federal law of the United States and the laws of the State of Georgia.

This opinion letter is delivered in connection with the consummation of the transactions contemplated in the Underwriting Agreement, may be relied upon only by the addressees hereof in connection therewith, may not be relied upon by the addressees for any other purpose or by anyone else for any purpose, and may not be quoted, published or otherwise disseminated without my prior written consent, except that Sullivan & Cromwell LLP may rely on this opinion as to all matters concerning Georgia law in connection with their opinion provided pursuant to the Underwriting Agreement.

This opinion letter is given as of the date hereof and I assume no obligation to update this opinion letter to reflect any facts or circumstances which may hereafter come to my attention or any changes in any laws or regulations which may hereafter occur.

Very truly yours,

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ANNEX I(b)

[King & Spalding LLP Letterhead]

November 7, 2014

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

SunTrust Robinson Humphrey, Inc.

as Representatives of the several

Underwriters named in Schedule I,

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

RE:	SunTrust Banks, Inc.

Ladies and Gentlemen:

We have acted as counsel for SunTrust Banks, Inc. a Georgia corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder of 5,000 shares of the Company’s Perpetual Preferred Stock, Series F (the “Preferred Shares”), which are represented by 500,000 depositary shares (the “Depositary Shares” and, together with the Preferred Shares, the “Shares”). The Depositary Shares are to be issued pursuant to the Deposit Agreement dated November 7, 2014 (the “Deposit Agreement”) among the Company, U.S. Bank National Association, as Depositary, and the holders from time to time of the depositary receipts issued thereunder. This opinion is being rendered at the Company’s request pursuant to Section 8(d) of the Underwriting Agreement dated November 4, 2014 (the “Underwriting Agreement”) among the Company and SunTrust Robinson Humphrey, Inc., Goldman, Sachs & Co. and Morgan Stanley & Co., LLC, as representatives of the several underwriters. Unless the context otherwise requires, capitalized terms used in this opinion and not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

In our capacity as such counsel, we have reviewed (i) copies of the registration statement on Form S-3 (Registration No. 333-183516) (the “Registration Statement”), filed by the Company with the Commission under the Securities Act, as it became effective under the Securities Act, including the prospectus included therein (the “Base Prospectus”), (ii) the preliminary prospectus supplement dated November 4, 2014 filed pursuant to Rule 424(b) promulgated under the Securities Act, (iii) the prospectus supplement dated November 4, 2014 filed pursuant to Rule 424(b) promulgated under the Securities Act (together with the Base Prospectus, the “Prospectus”), (iv) the final term sheet dated November 4, 2014 filed pursuant to Rule 433 promulgated under the Securities Act and (v) the Deposit Agreement, together with such corporate records, certificates and other documents as we have deemed necessary or appropriate for the purposes of rendering the opinion set forth below.

As to certain matters of fact material to this opinion, we have relied, without independent verification, upon (i) certificates of the Company, and of certain officers of the Company and (ii) the representations and warranties of the Company contained in the Underwriting Agreement.

This opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of New York, and the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(i) The Preferred Shares have been duly authorized and validly issued and are fully paid and non-assessable, and conform to the description of the Preferred Shares contained in the Pricing Disclosure Package and the Prospectus;

(ii) The Depositary Shares have been duly authorized and validly issued pursuant to the Deposit Agreement, and conform to the description of the Depositary Shares contained in the Pricing Disclosure Package and the Prospectus;

(iii) Upon due issuance by the Depositary of the Depositary Receipts evidencing the Depositary Shares against the deposit of Preferred Stock in accordance with the provisions of the Deposit Agreement and payment therefor in accordance with the Underwriting Agreement, the Depositary Receipts will entitle the persons in whose names the Depositary Receipts are registered to the rights specified therein and in the Deposit Agreement, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity;

(iv) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(v) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming that the Depositary has duly authorized, executed and delivered the Deposit Agreement and has otherwise satisfied all legal requirements applicable to it to the extent necessary to make the Deposit Agreement binding against it, the Deposit Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity;

(iv) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Series F Preferred Stock” and “Description of the Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Preferred Shares and the Depositary Shares, respectively, under the caption “Regulatory Considerations”, insofar as they are describe federal statutes, rules and regulations, and under the caption “Underwriting”, insofar

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as they purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects; the statements set forth in the Pricing Prospectus and the Prospectus under the caption “United States Federal Tax Consequences to Holders of Depositary Shares” and “Employee Retirement Income Security Act,” insofar as they purport to constitute a summary of matters of U.S. federal income tax law or the Employee Retirement Income Security Act of 1974, as amended, and regulations or legal conclusions with respect thereto, constitute an accurate summary of the matters set forth therein in all material respects.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent, except that Sullivan & Cromwell LLP may rely on this opinion as to all matters concerning Georgia law in connection with their opinion provided pursuant to the Underwriting Agreement.

Very truly yours,

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ANNEX II(a)

Pursuant to Section 8(e) of the Underwriting Agreement, the accountants shall furnish a letter or letters to the Underwriters to the effect that:

(i) They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder adopted by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (United States) (the “PCAOB”);

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) audited or examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriters;

(iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company’s Quarterly Report(s) on Form 10-Q covering periods after the latest full fiscal year and incorporated by reference into the Prospectus as indicated in their reports thereon, copies of which have been furnished to the Underwriters; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and/or included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures

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specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company’s Quarterly Report(s) on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

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(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii) In addition to the examination or audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination or audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

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ANNEX II(b)

Pursuant to Section 8(e) of the Underwriting Agreement, the accountants shall furnish a letter or letters to the Underwriters to the effect that:

(i) They reaffirm as of the date of the letter contemplated by this Annex II(b) all statements made in the letter contemplated by Annex II(a) above.

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